UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2015, the Board of Directors amended the Company’s Bylaws (as amended, the “Amended Bylaws”). The Amended Bylaws include the revisions described below.

Section 10 of Article VII of the Amended Bylaws provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, another state court located within the State of Delaware or, if another state court does not have jurisdiction, the federal district court for the District of Delaware, shall be the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding on behalf of the Company, (2) any action asserting a claim of breach of fiduciary duty owed by an officer, director or employee to the Company or its stockholders, (3) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation or the Amended Bylaws, and (4) any action asserting a claim against the Company, its directors, or employees governed by the internal affairs doctrine of the State of Delaware.

The foregoing description of the Amended Bylaws is not complete and is qualified in its entirety by the Amended Bylaws, which are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 14, 2015, the Board of Directors, upon the recommendation of the Audit and the Nominating and Governance Committees, amended certain provisions of our Code of Business Conduct and Ethics (the “Code of Conduct”). The revised Code of Conduct, among other things, bolsters provisions on providing a safe, professional and harassment-free workplace, reasonable accommodations for disabilities, use of technology and social media, conflicts of interest, protection of company assets and proprietary information, compliance with anti-boycott requirements, reporting suspected violations, and commitment to anti-retaliation; adds provisions on immigration laws and training requirements; adds language to make clear the Company’s obligation to maintain integrity and accuracy of books and records; and revises the confidentiality provisions to clarify whistleblower protection. The foregoing summary is subject to and qualified in its entirety by the Code of Conduct, which is filed as Exhibit 14.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Shareholders on May 14, 2015. In connection with the meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of two directors to serve for a three-year term expiring at the 2018 Annual Meeting of Stockholders and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (3) the advisory vote on executive compensation. A total of 57,137,765 votes were cast. The results with respect to each matter are set out below:

a) Votes regarding the election of the director nominees were as follows:

Director Nominee	For	Withheld	Broker non-votes
Denise E. Dickins	44,970,060	5,092,043	7,075,662
Jason G. Weiss	44,502,281	5,559,822	7,075,662

Based on the votes set forth above, the director nominees were duly elected.

b) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015 was approved with the following vote:

Number of Votes
For	55,860,318
Against	1,243,037
Abstain	34,410

c) The advisory vote on executive compensation was approved with the following vote:

Number of Votes
For	44,019,131
Against	5,948,316
Abstain	94,656
Broker non-votes	7,075,662

Item 9.01 Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d) Exhibits

3.2	Amended and Restated Bylaws of Great Lakes Dredge & Dock Corporation, dated as of May 14, 2015

14.1	Code of Business Conduct and Ethics, dated as of May 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Mark W. Marinko
Date: May 20, 2015	Mark W. Marinko
Senior Vice President and Chief Financial Officer